Exhibit 4.2

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

TMX FINANCE LLC

TITLEMAX FINANCE CORPORATION

13  1/4% SENIOR SECURED NOTE DUE 2015

CUSIP: 87261NAA8
No.: RA-1	$249,750,000

TMX Finance LLC, a Delaware limited liability company, and TitleMax Finance Corporation, a Delaware corporation (collectively, the “Issuers,” which term includes any successor entity), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of TWO HUNDRED FORTY NINE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on July 15, 2015, and to pay interest thereon as hereinafter set forth.

Interest Payment Dates: July 15 and January 15, commencing January 15, 2011.

Record Dates: July 1 and January 1.

Dated: June 21, 2010

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

TMX FINANCE LLC

By:
Name:
Title:

TITLEMAX FINANCE CORPORATION

By:
Name:
Title:

144A Note

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 13 1/4% Senior Secured Notes due 2015 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

144A Note

13 1/4% Senior Secured Notes due 2015

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. TMX Finance LLC, a Delaware limited liability company (the “Company”), and TitleMax Finance Corporation, a Delaware corporation (together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 13 1/4% per annum from June 21, 2010 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. In addition, the interest rate may be increased as set forth in Section 3.2 of the Security Agreement. The Issuers will pay interest semi-annually in arrears every July 15 and January 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2011. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on July 1 or January 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose, or, at the option of the Issuers, by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued the Notes under an Indenture, dated as of June 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuers designated as its 13 1/4% Senior Secured Notes due 2015. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5. Optional Redemption.

(a) On and after July 15, 2013, the Issuers may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of each of the years set forth below.

Year	Percentage
2013	106.625%
2014 and thereafter	100.000%

(b) Prior to July 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) originally issued under the Indenture at a redemption price of 113.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date) if:

(1) such redemption is made with the proceeds of one or more Equity Offerings;

(2) at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and

(3) the redemption occurs within 90 days of the Issuers’ receipt of the proceeds of such Equity Offering.

(c) Prior to July 15, 2013, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date).

(d) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

6. Mandatory Redemption; Offers to Purchase; Excess Cash Flow Redemption.

(a) Except as set forth in Sections 3.08(b), 5.10, 5.14 and 5.15 of the Indenture, the Issuers are not required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes.

(b) If, as of the end of any calendar month, the ratio of (i) the sum of (x) the aggregate amount of consolidated title loans receivable of the Company and its Restricted Subsidiaries and (y) the aggregate amount of consolidated unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries to (ii) the aggregate principal amount of consolidated Indebtedness of the Company and its Restricted Subsidiaries outstanding that is secured by a Lien (with the principal amount of any Indebtedness secured by a lien of the type described in clause (21) of the definition of Permitted Liens limited to the amount secured by such Permitted Lien) on any assets of the Company or any of its Restricted Subsidiaries (the “Secured Obligations Amount”) is less than 1.25 to 1.0, then the Company shall within 45 days of the end of such calendar month (the “Notice Deadline”) deliver to each holder of the Notes by first-class mail at such holder’s registered address an irrevocable redemption notice to, and shall, redeem, no less than five and no more than ten Business Days after the giving of such notice, Notes in an aggregate principal amount equal to the Excess Cash Flow for such calendar month at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of such redemption; provided, that (1) if, prior to the Notice Deadline, the Company shall receive a contribution to its capital or shall issue Equity Interests for cash (other than Disqualified Capital Stock), in each case, that results in such ratio on a pro forma basis being greater than or equal 1.25 to 1.0 as of the last day of such calendar month, then the Company shall not be required to send such redemption notice or so redeem the Notes, (2) solely for purposes of this Section 6(b) and Section 3.08(b) of the Indenture, Excess Cash Flow shall be calculated without giving effect to clause (C) of the definition thereof with respect to income taxes and Projected Tax Distributions but shall be reduced by the amount of income taxes and Permitted Tax Distributions projected to be paid attributable to the income of the Company and its Restricted Subsidiaries for such calendar month during the fiscal quarter in which such calendar month occurs and (3) to the extent that actual amount of income taxes and Permitted Tax Distributions paid exceeds (or is less than) the projected amounts, such excess shall reduce Excess Cash Flow (or such deficit shall increase Excess Cash Flow) for the month in which such taxes are paid. The requirements of this Section 6(b) and Section 3.08(b) of the Indenture will not apply to any month unless the amount of Excess Cash Flow for such month equals or exceeds $100,000.

7. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. Notices of redemption may not be conditional. On and after the redemption date, unless the Issuers default in the payment of the redemption price, interest and Additional Interest, if any, will cease to accrue on the principal amount of the Notes or portions thereof called for redemption.

8. Offer to Purchase. Sections 5.10, 5.14 and 5.15 of the Indenture provide that after certain Asset Sales, upon the occurrence of a Change of Control and after the end of each fiscal year with respect to which the Company and its Restricted Subsidiaries have Excess Cash Flow, and subject to further limitations contained therein, the Issuers will make an offer to purchase Notes in accordance with the procedures set forth in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of the Note being redeemed in part. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Unclaimed Money. If any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their request or, if then held by the Issuers, will be discharged from such trust. After any such payment, any Holder of a Note entitled to the money must look, as an unsecured creditor, only to the Issuers and not the Trustee or Paying Agent for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease.

12. Discharge and Defeasance. Subject to the conditions set forth in the Indenture, the Issuers and the Guarantors at any time shall be entitled to terminate some or all of their obligations under the Indenture and the Notes or the Note Guarantees, as applicable, if the Issuers deposit with the Trustee cash in U.S. dollars or non-callable U.S. Government Obligations for the payment of the principal of, premium, if any, accrued interest and Additional Interest, if any, on the Notes to redemption or Stated Maturity, as the case may be.

13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes), in each case without notice to any other Holder, but subject to Section 5.21 of the Indenture. Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder): (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the principal of, premium, if any, or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Sections 3.08(b), 3.09, 5.10, 5.14 and 5.15 of the Indenture prior to the time that any obligation to make an offer to purchase Notes thereunder has arisen); (3) reduce the rate of or extend the time for payment of interest, including default interest, or Additional Interest, if any, on any Note; (4) waive a Default in the payment of principal of, premium, if any, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (5) make any Note payable in money other than that stated in the Notes; (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, if any, interest or Additional Interest, if any, on the Notes; (7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or (8) make any change in the foregoing or succeeding amendment, supplement and waiver provisions or Sections 10.01 or 10.02 of the Indenture. In addition, any amendment to, supplement or waiver of, the provisions of the Indenture Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes shall require the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding. Notwithstanding the foregoing, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend, supplement or waive any provision of the Indenture Documents to: (1) cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error, (2) provide for uncertificated Notes in addition to or in place of certificated Notes, (3) comply with the covenant relating to mergers, consolidations and sales of assets; (4) provide for the assumption of the Issuers’ or any Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, (5) add Guarantees with respect to the Notes or to secure the Notes, (6) add to the covenants of the Issuers or any Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Guarantor, (7) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture Documents of any such Holder, (8) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (9) (i) enter into additional or supplemental Collateral Documents or (ii) release Collateral in accordance with the terms of the Indenture and the Collateral Documents, (10) evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof, (11) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes, (12) provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture, or (13) conform the text of the Indenture or any other Indenture Document to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or any other Indenture Document, as evidenced by an Officers’ Certificate of the Company. The consent of Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the Indenture becomes effective, the Issuers are required to mail to Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.

14. Defaults and Remedies.

(a) Under the Indenture, Events of Default include: (i) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes; (ii) default in payment when due of the principal, or premium, if any, of any Note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Section 5.10, 5.14, or 5.15 or Article 6 of the Indenture; (iv) failure to perform any other covenant or agreement of the Company or any of its Subsidiaries under the Indenture Documents for 30 days after the earlier to occur of (x) written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class and (y) the date on which any of the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer became aware of such failure; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10.0 million (or its foreign currency equivalent); (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $10.0 million (or its foreign currency equivalent) (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vii) (A) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Collateral Documents) or (B) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Document; provided that, in the case of clauses (A) and (B), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest; (viii) except as expressly permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee in writing; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

(b) If any Event of Default (other than an Event of Default specified in subsection (i) or (j) of Section 7.01 of the Indenture with respect to the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing and has not been waived by the Holders, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in subsection (i) or (j) of Section 7.01 of the Indenture occurs with respect to the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel have been paid or deposited with the Trustee or provision therefor reasonably satisfactory to the Trustee has been made. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest or Additional Interest, if any) if it determines that withholding notice is in their interest.

(c) The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).

(d) In the event of any Event of Default specified in clause (a)(v) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that:

(i) Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(ii) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;

(iii) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iv) all existing Events of Default, except nonpayment of principal, premium or interest or Additional Interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(e) The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

15. No Recourse Against Others. No past, present or future manager, director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Indenture Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.

16. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of an Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined by the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 of the Indenture.

18. Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE INDENTURE.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. Additional Rights of Holders of Registrable Notes. In addition to the rights provided to Holders under the Indenture, Holders of Registrable Notes (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Guarantees. The payment of the principal of, premium, if any, and interest or Additional Interest, if any, on the Notes, is unconditionally guaranteed, jointly and severally, by the Guarantors to the extent set forth in and subject to the provisions of the Indenture.

23. Security. Subject to the terms of the Intercreditor Agreement, the Obligations of the Issuers and the Guarantors under the Notes and the Note Guarantees are secured by Liens on the Collateral pursuant to the terms of the Collateral Documents. The actions of the Trustee, the Collateral Agent and the Holders and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Documents and the Intercreditor Agreement.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Collateral Documents and the Registration Rights Agreement. Requests may be made to the Company at the following address:

TMX Finance LLC

15 Bull Street, Suite 200

Savannah, Georgia 31401

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for it.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.10, 5.14 or 5.15 of the Indenture, check the appropriate box below:

☐ Section 5.10            ☐ Section 5.14            ☐ Section 5.15

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 5.10, 5.14 or 5.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS

IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $249,750,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.